Exhibit 99.1

AMENDMENT NO. 3 TO CREDIT AGREEMENT

This AMENDMENT NO. 3 TO CREDIT AGREEMENT (this “Amendment”) dated as of June 3, 2008 is made by and among SONIC AUTOMOTIVE, INC., a Delaware corporation (the “Company”), CERTAIN SUBSIDIARIES OF THE COMPANY party to the Credit Agreement (as defined below) pursuant to Section 2.24 of the Credit Agreement (each a “New Vehicle Borrower” and together with the Company, the “Borrowers” and each individually a “Borrower”), BANK OF AMERICA, N.A., a national banking association organized and existing under the laws of the United States (“Bank of America”), in its capacity as administrative agent for the Lenders (as defined in the Credit Agreement referred to below) (in such capacity, the “Administrative Agent”), and as Revolving Swing Line Lender, New Vehicle Swing Line Lender, Used Vehicle Swing Line Lender and L/C Issuer, those existing Lenders under such Credit Agreement party hereto, and each of the Persons becoming Lenders by the execution of this Amendment (the “Joining Lenders”), and each of the Guarantors (as defined in the Credit Agreement) signatory hereto. (All of the existing Lenders under the Credit Agreement are referred to herein as the “Existing Lenders”).

W I T N E S S E T H:

WHEREAS, the Company, the New Vehicle Borrowers, Bank of America, as Administrative Agent, Revolving Swing Line Lender, New Vehicle Swing Line Lender, Used Vehicle Swing Line Lender and L/C Issuer, and the Lenders have entered into that certain Credit Agreement dated as of February 17, 2006, as amended by that certain Amendment No. 1 to Credit Agreement and Security Agreement dated as of May 25, 2006 and that certain Amendment No. 2 to Credit Agreement and Security Agreement dated as of April 24, 2007 (as hereby amended and as from time to time further amended, modified, supplemented, restated, or amended and restated, the “Credit Agreement”; capitalized terms used in this Amendment and not otherwise defined herein shall have the respective meanings given thereto in the Credit Agreement), pursuant to which the Lenders (a) have made available to the Company (i) the Revolving Credit Facility, including a letter of credit facility and a revolving swing line facility, and (ii) the Used Vehicle Floorplan Facility, including a used vehicle floorplan swing line facility, and (b) have made available to the Borrowers the New Vehicle Floorplan Facility, including a new vehicle floorplan swing line facility; and

WHEREAS, the Company has entered into the Company Guaranty pursuant to which it has guaranteed the payment and performance of the obligations of the New Vehicle Borrowers under the Credit Agreement and the other Loan Documents; and

WHEREAS, each of the other Guarantors has entered into a Subsidiary Guaranty pursuant to which it has guaranteed (subject to certain limitations set forth therein with respect to the Guarantors that are Silo Subsidiaries) the payment and performance of the obligations of each Borrower under the Credit Agreement and the other Loan Documents; and

WHEREAS, the Company and the respective Loan Parties that are parties thereto have entered into the Security Agreement, the Pledge Agreement and other Security Instruments, securing the Obligations under the Credit Agreement and other Loan Documents; and

WHEREAS, the Company has advised the Administrative Agent and the Existing Lenders that it desires to amend certain provisions of the Credit Agreement to, among other things, (i) increase the Aggregate Commitments pursuant to Section 2.23 of the Credit Agreement by an amount equal to $185,000,000 from certain of the Existing Lenders and the Joining Lenders (each such increase by each such Lender, an “Incremental Commitment”), (ii) clarify the definition of “Revolving Borrowing Base” and the form of Revolving Borrowing Base Certificate, and (iii) clarify certain provisions of the Credit Agreement as a result of the sale of the Finance Receivables Portfolio of Cornerstone Acceptance Corporation, in each case as more particularly set forth below, and the Administrative Agent, the Existing Lenders and the Joining Lenders are willing to effect such amendments and to provide the Incremental Commitments on the terms and conditions contained in this Amendment;

NOW, THEREFORE, in consideration of the premises and further valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Amendments to Credit Agreement. Subject to the terms and conditions set forth herein, the Credit Agreement is hereby amended as follows:

(a) The following definition of “Amendment No. 3 Effective Date” is hereby added to the Credit Agreement in the applicable alphabetical order therein:

“Amendment No. 3 Effective Date” means June 3, 2008.

(b) The definition of “Finance Receivables Portfolio of Cornerstone Acceptance Corporation” in Section 1.01 of the Credit Agreement is hereby deleted in its entirety.

(c) The definition of “Retail Contracts” in Section 1.01 of the Credit Agreement is amended so that, as amended, the definition shall read as follows:

“Retail Contracts” means the chattel paper purchased by Cornerstone from the Affiliated Dealers consisting of retail installment sale contracts for Vehicles and any amendments, modifications or supplements to any such chattel paper, and any documents and customer files pertaining thereto, and all monies paid thereon and due thereunder.

(d) The definition of “Revolving Borrowing Base” in Section 1.01 of the Credit Agreement is amended so that, as amended, the definition shall read as follows:

“Revolving Borrowing Base” means as of any date of calculation, the lesser of (1) the Aggregate Revolving Commitments and (2) the sum of:

(A) the sum of (i) 80% of the Net Book Value of Eligible Accounts which constitute factory receivables, net of holdback, (ii) 80% of the Net Book Value of Eligible Accounts which constitute current finance receivables, provided that in no event shall Buyer Notes or the rights or obligations thereunder be considered finance receivables or otherwise be included in the calculation of the Revolving Borrowing Base, (iii) 75% of the Net Book Value of Eligible Accounts which constitute receivables for parts and services (after netting any amounts payable in connection with such parts and services), (iv) 65% of the Net Book Value of Eligible Inventory which constitutes parts and accessories, and (v) 45% of the Net Book Value of Eligible Equipment,

plus (B) 50% of the fair market value (determined using the average daily share price for the five (5) Business Days immediately preceding the date of calculation) of the 5,000,000 shares of common stock of Speedway Motorsports, Inc. that are pledged as Collateral under the Sonic Financial Pledge Agreement, plus (C) the lesser of (i) 75% times Historical Consolidated EBITDA, for the four quarters of the Company most recently ended for which financial statements have been delivered pursuant to Section 6.01(a) or (b), and (ii) 66.7% of the sum of clauses (A) plus (B).

(e) The first sentence of Section 2.23 of the Credit Agreement is hereby amended so that, as amended, such sentence shall read as follows:

Provided there exists no Default, upon notice to the Administrative Agent (which shall promptly notify the Lenders), the Company may from time to time, request an increase in the Aggregate Commitments by an amount (i) for all such requests, not exceeding $250,000,000, and (ii) for all such requests after the Amendment No. 3 Effective Date, not exceeding $65,000,000; provided that the Company may make a maximum of two such requests after the Amendment No. 3 Effective Date.

(f) Section 6.02(d) of the Credit Agreement is hereby amended by deleting “and summaries of the Finance Receivables Portfolio of Cornerstone Acceptance Corporation” from such section.

(g) Section 7.05(g) of the Credit Agreement is hereby amended by deleting “or the Finance Receivables Portfolio of Cornerstone Acceptance Corporation, provided that then applicable Revolving Borrowing Base shall be reduced accordingly” from such section.

(h) The existing Schedule 2.01 is deleted it in its entirety and Schedule 2.01 attached hereto is inserted in lieu thereof.

(i) Exhibits L-1 (Form of Revolving Borrowing Base Certificate) to the Credit Agreement is hereby amended so that, as amended, such exhibit shall be in the form of the Exhibit L-1 attached to this Amendment.

2. Joinder of the Joining Lenders; Funding of Loans with Incremental Commitments.

(a) By its execution of this Amendment, each Joining Lender hereby confirms and agrees that, on and after the Amendment Effective Date (as defined below), it shall be and become a party to the Credit Agreement as a Lender, and shall have all of the rights and be obligated to perform all of the obligations of a Lender thereunder with the Commitment applicable to such Lender identified on Schedule 2.01 attached hereto. Each Joining Lender further (a) represents and warrants that it has full power and authority, and has taken all action necessary, to execute and deliver this Amendment and to consummate the transactions contemplated hereby and to become a Lender under the Agreement, (ii) it meets all requirements of an Eligible Assignee under the Credit Agreement, (iii) from and after the Amendment Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the assets of the type presented by its Commitment, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 6.01 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Amendment (and to incur the rights and obligations as a Lender under the Credit Agreement) on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, and (v) if it is a Foreign Lender, it has delivered to the Administrative Agent any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by such Joining Lender; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender. On and after the Amendment Effective Date, all references to the “Lenders” in the Credit Agreement shall be deemed to include the Joining Lenders.

(b) On the Amendment Effective Date, (i) each Existing Lender that is increasing its Commitment and each Joining Lender shall make available to the Administrative Agent such amounts in immediately available funds as the Administrative Agent shall determine, for the benefit of the other relevant Lenders, as being required in order to cause, after giving effect to such increase and joinder and the application of such amounts to make payments to such other relevant Existing Lenders, the outstanding Loans (and risk participations in outstanding Revolving Swing Line Loans, Letter of Credit Exposure, New Vehicle Floorplan Swing Line Loans and Used Vehicle Floorplan Swing Line Loans) to be held ratably by all Lenders in accordance with their respective Applicable Percentages (as revised by this Amendment), and (ii) the Borrowers shall be deemed to have prepaid and reborrowed the outstanding Loans as of the Amendment Effective Date to the extent necessary to keep the outstanding Loans ratable with any revised Applicable Percentages arising from any nonratable increase in the Commitments under this Amendment and the joinder of the Joining Lenders

(c) The parties hereto acknowledge that the increase in the Commitments provided herein is being made pursuant to Section 2.23 of the Credit Agreement, and the amount of any additional increase in Commitments made after the date hereof in accordance with Section 2.23 of the Credit Agreement shall not exceed $65,000,000.

3. Effectiveness; Conditions Precedent. This Amendment and the amendments to the Credit Agreement herein provided shall become effective (the “Amendment Effective Date”) upon satisfaction of the following conditions precedent:

(a) the Administrative Agent shall have received:

(i)	counterparts of this Amendment, duly executed by each Borrower, Bank of America, as Administrative Agent, Revolving Swing Line Lender, New Vehicle Swing Line Lender, Used Vehicle Swing Line Lender and L/C Issuer, each Guarantor, each Joining Lender and the Required Lenders (including each Existing Lender which is increasing its overall Commitment pursuant to Section 2.23 of the Credit Agreement);

(ii)	such Notes as may be requested by the Joining Lenders;

(iii)	evidence of the authority and capacity of the Company and the other Loan Parties to execute, deliver and perform its obligations under the Loan Documents as amended hereby, including, (x) a true and complete copy of resolutions approving the amendments contemplated hereby, (y) a certification, executed by each Loan Party, that the Organization Documents of such Loan Party have not been amended or otherwise modified since the effective date of the Credit Agreement, or the effective date of the Joinder Agreement pursuant to which such Loan Party became a party to the Credit Agreement and/or the other Loan Documents, as applicable, or in the alternative, attaching true and complete copies of all amendments and modifications thereto and (z) certification of the Company that, before and after giving effect to the Incremental Commitments, (A) the representations and warranties contained in Article V of the Credit Agreement and the other Loan Documents are true and correct on and as of the Amendment Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and except that, the representations and warranties contained in subsections (a) and (b) of Section 5.05 of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01 of the Credit Agreement, and (B) no Default exists; and

(iv)	such other documents, instruments, opinions, certifications, undertakings, further assurances and other matters as the Administrative Agent, the

Revolving Swing Line Lender, the New Vehicle Swing Line Lender, the Used Vehicle Swing Line Lender, the L/C Issuer or any Lender shall reasonably request;

(b) the Company shall have paid the fees in the amounts and at the times specified in the letter agreement, dated as of April 21, 2008, among the Company, the Administrative Agent and BAS (the “Amendment Fee Letter”) (including payment of a fee to the Administrative Agent on behalf of each Joining Lender and each Existing Lender increasing its Commitment equal to 0.05% times such Lender’s final Incremental Commitment as set forth on Schedule 2.01 attached hereto); and

(c) all fees and expenses payable to the Administrative Agent and the Lenders (including the fees and expenses of counsel to the Administrative Agent) to the extent invoiced on or prior to the Amendment Effective Date shall have been paid in full (without prejudice to final settling of accounts for such fees and expenses).

4. Consent of the Guarantors. Each Guarantor hereby consents, acknowledges and agrees to the amendments set forth herein and hereby confirms and ratifies in all respects the Guaranty to which such Guarantor is a party (including without limitation the continuation of such Guarantor’s payment and performance obligations thereunder upon and after the effectiveness of this Amendment and the amendments contemplated hereby) and the enforceability of such Guaranty against such Guarantor in accordance with its terms.

5. Representations and Warranties. In order to induce the Administrative Agent and the Lenders to enter into this Amendment, each Loan Party represents and warrants to the Administrative Agent and the Lenders as follows:

(a) The representations and warranties made by each Loan Party in Article V of the Credit Agreement and in each of the other Loan Documents to which such Loan Party is a party are true and correct on and as of the date hereof, except to the extent that such representations and warranties expressly relate to an earlier date and except that, the representations and warranties contained in subsections (a) and (b) of Section 5.05 of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01 of the Credit Agreement;

(b) The Persons appearing as Guarantors on the signature pages to this Amendment constitute all Persons who are required to be Guarantors pursuant to the terms of the Credit Agreement and the other Loan Documents, including without limitation all Persons who became Subsidiaries or were otherwise required to become Guarantors after the Closing Date, and each of such Persons has become and remains a party to a Guaranty as a Guarantor;

(c) This Amendment has been duly authorized, executed and delivered by the Borrowers and Guarantors party hereto and constitutes a legal, valid and binding obligation of such parties, except as may be limited by general principles of equity or by the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors’ rights generally; and

(d) No Default or Event of Default has occurred and is continuing.

6. Entire Agreement. This Amendment, together with the Amendment Fee Letter and all the Loan Documents (collectively, the “Relevant Documents”), sets forth the entire understanding and agreement of the parties hereto in relation to the subject matter hereof and supersedes any prior negotiations and agreements among the parties relating to such subject matter. No promise, condition, representation or warranty, express or implied, not set forth in the Relevant Documents shall bind any party hereto, and no such party has relied on any such promise, condition, representation or warranty. Each of the parties hereto acknowledges that, except as otherwise expressly stated in the Relevant Documents, no representations, warranties or commitments, express or implied, have been made by any party to the other in relation to the subject matter hereof or thereof. None of the terms or conditions of this Amendment may be changed, modified, waived or canceled orally or otherwise, except in writing and in accordance with Section 10.01 of the Credit Agreement.

7. Full Force and Effect of Loan Documents. Except as hereby specifically amended, modified or supplemented, the Credit Agreement and all other Loan Documents are hereby confirmed and ratified in all respects and shall be and remain in full force and effect according to their respective terms.

8. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Amendment by telecopy or electronic delivery (including by .pdf) shall be effective as delivery of a manually executed counterpart of this Amendment.

9. Governing Law. This Amendment shall in all respects be governed by, and construed in accordance with, the laws of the State of North Carolina applicable to contracts executed and to be performed entirely within such State, and shall be further subject to the provisions of Section 10.14 of the Credit Agreement.

10. Enforceability. Should any one or more of the provisions of this Amendment be determined to be illegal or unenforceable as to one or more of the parties hereto, all other provisions nevertheless shall remain effective and binding on the parties hereto.

11. References. All references in any of the Loan Documents to the “Credit Agreement” shall mean the Credit Agreement, as amended hereby and as further amended, supplemented or otherwise modified from time to time.

12. Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the Borrowers, the Administrative Agent, each of the Guarantors and Lenders, and their respective successors, legal representatives, and assignees to the extent such assignees are permitted assignees as provided in Section 10.06 of the Credit Agreement.

[Signature pages follow.]

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be made, executed and delivered by their duly authorized officers as of the day and year first above written.

COMPANY:

SONIC AUTOMOTIVE, INC., as a Borrower and as a Guarantor

By:	/s/ David P. Cosper
Name:	David P. Cosper
Title:	Vice Chairman, Chief Financial Officer and Principal Accounting Officer

NEW VEHICLE BORROWERS:

AVALON FORD, INC.
CAPITOL CHEVROLET AND IMPORTS, INC.
FAA AUTO FACTORY, INC.
FAA BEVERLY HILLS, INC.
FAA CAPITOL N, INC.
FAA CONCORD H, INC.
FAA CONCORD T, INC.
FAA DUBLIN N, INC.
FAA DUBLIN VWD, INC.
FAA LAS VEGAS H, INC.
FAA POWAY T, INC.
FAA SAN BRUNO, INC.
FAA SANTA MONICA V, INC.
FAA SERRAMONTE H, INC.
FAA SERRAMONTE L, INC.
FAA SERRAMONTE, INC.
FAA STEVENS CREEK, INC.
FORT MYERS COLLISION CENTER, LLC
FRANCISCAN MOTORS, INC.
KRAMER MOTORS INCORPORATED
MARCUS DAVID CORPORATION
MOUNTAIN STATES MOTORS CO., INC.
ONTARIO L, LLC, in each case as a New Vehicle Borrower and as a Guarantor

By:	/s/ David P. Cosper
Name:	David P. Cosper
Title:	Vice Chairman, Chief Financial Officer and Principal Accounting Officer

AMENDMENT NO. 3 TO CREDIT AGREEMENT

Signature Page

PHILPOTT MOTORS, LTD.
RIVERSIDE NISSAN, INC.
SAI AL HC2, INC. (formerly SONIC – WILLIAMS BUICK, INC.)
SAI CHARLOTTE M, LLC (formerly SONIC – LAKE NORMAN DODGE, LLC)
SAI LONG BEACH B, INC.
SAI MONROVIA B, INC.
SAI NASHVILLE MOTORS, LLC
SANTA CLARA IMPORTED CARS, INC.,
SONIC – 2185 CHAPMAN RD., CHATTANOOGA, LLC
SONIC ADVANTAGE PA, L.P.
SONIC – ANN ARBOR IMPORTS, INC.
SONIC AUTOMOTIVE – 1400 AUTOMALL DRIVE, COLUMBUS, INC.
SONIC AUTOMOTIVE – 1455 AUTOMALL DRIVE, COLUMBUS, INC.
SONIC AUTOMOTIVE – 1500 AUTOMALL DRIVE, COLUMBUS, INC.
SONIC AUTOMOTIVE 5260 PEACHTREE INDUSTRIAL BLVD., LLC
SONIC AUTOMOTIVE – 6008 N. DALE MABRY, FL, INC.
SONIC AUTOMOTIVE – 9103 E. INDEPENDENCE, NC, LLC
SONIC – BETHANY H, INC.
SONIC – BUENA PARK H, INC.
SONIC – CADILLAC D, L.P.
SONIC – CALABASAS A, INC.
SONIC – CALABASAS V, INC.
SONIC – CAPITOL IMPORTS, INC.
SONIC – CARROLLTON V, L.P.
SONIC – CLEAR LAKE VOLKSWAGEN, L.P.
SONIC – CREST H, LLC
SONIC – DENVER T, INC.
SONIC – DOWNEY CADILLAC, INC.
SONIC – ENGLEWOOD M, INC., in each case as a New Vehicle Borrower and as a Guarantor

By:	/s/ David P. Cosper
Name:	David P. Cosper
Title:	Vice Chairman, Chief Financial Officer and Principal Accounting Officer

AMENDMENT NO. 3 TO CREDIT AGREEMENT

Signature Page

SONIC – FM VW, INC.
SONIC – FORT WORTH T, L.P.
SONIC – FREELAND, INC.
SONIC – HARBOR CITY H, INC.
SONIC – HOUSTON V, L.P
SONIC – JERSEY VILLAGE VOLKSWAGEN, L.P.
SONIC – LLOYD NISSAN, LLC (formerly SONIC – LLOYD NISSAN, INC.)
SONIC – LUTE RILEY, L.P.
SONIC – MANHATTAN FAIRFAX, INC.
SONIC – MASSEY CHEVROLET, INC.
SONIC – MESQUITE HYUNDAI, L.P.
SONIC MOMENTUM JVP, L.P.
SONIC MOMENTUM VWA, L.P.
SONIC MONTGOMERY B, INC.
SONIC – NEWSOME OF FLORENCE, INC.
SONIC – NORTH CHARLESTON, INC.
SONIC – OKLAHOMA T, INC.
SONIC – ROCKVILLE IMPORTS, INC.
SONIC – ROCKVILLE MOTORS, INC.
SONIC SANTA MONICA S, INC.
SONIC – SERRAMONTE I, INC.
SONIC – SHOTTENKIRK, INC.
SONIC – STEVENS CREEK B, INC.
SONIC TYSONS CORNER H, INC.
SONIC TYSONS CORNER INFINITI, INC.
SONIC – UNIVERSITY PARK A, L.P.
SONIC – VOLVO LV, LLC
SONIC – WEST COVINA T, INC.
SONIC – WILLIAMS IMPORTS, INC.
SONIC – WILLIAMS MOTORS, LLC
SPEEDWAY CHEVROLET, INC.
VILLAGE IMPORTED CARS, INC.
WINDWARD, INC.
WRANGLER INVESTMENTS, INC., in each case as a New Vehicle Borrower and as a Guarantor

By:	/s/ David P. Cosper
Name:	David P. Cosper
Title:	Vice Chairman, Chief Financial Officer and Principal Accounting Officer

AMENDMENT NO. 3 TO CREDIT AGREEMENT

Signature Page

OTHER GUARANTORS:

ARNGAR, INC.
AUTOBAHN, INC.
COBB PONTIAC-CADILLAC, INC.
CORNERSTONE ACCEPTANCE CORPORATION
FAA CAPITOL F, INC.
FAA HOLDING CORP.
FAA POWAY G, INC.
FAA POWAY H, INC.
FAA TORRANCE CPJ, INC.
FIRSTAMERICA AUTOMOTIVE, INC.
FORT MILL FORD, INC.
FRONTIER OLDSMOBILE-CADILLAC, INC.
L DEALERSHIP GROUP, INC.
MASSEY CADILLAC, INC.
ROYAL MOTOR COMPANY, INC.
SAI AL HC1, INC. (formerly SONIC MONTGOMERY FLM, INC.)
SAI FL HC6, INC. (formerly SONIC AUTOMOTIVE - BONDESEN, INC.)
SAI FL HC7, INC. (formerly FREEDOM FORD, INC.)
SAI GA HC1, LP (formerly SONIC – STONE MOUNTAIN CHEVROLET, L.P.)
SAI TN HC2, LLC
SONIC – CAMP FORD, L.P.
SONIC – CARSON F, INC.
SONIC – COAST CADILLAC, INC.
SONIC – FM AUTOMOTIVE, LLC
SONIC – FM, INC.
SONIC – FORT MILL DODGE, INC.
SONIC – FRANK PARRA AUTOPLEX, L.P.
SONIC – GLOBAL IMPORTS, L.P.
SONIC – LAS VEGAS C EAST, LLC
SONIC – LAS VEGAS C WEST, LLC
SONIC – LLOYD PONTIAC - CADILLAC, INC.
SONIC – LONE TREE CADILLAC, INC.
SONIC – LS CHEVROLET, L.P.
SONIC – LS, LLC
SONIC – MASSEY PONTIAC BUICK GMC, INC.
SONIC – NEWSOME CHEVROLET WORLD, INC.

By:	/s/ David P. Cosper
Name:	David P. Cosper
Title:	Vice Chairman, Chief Financial Officer and Principal Accounting Officer

AMENDMENT NO. 3 TO CREDIT AGREEMENT

Signature Page

SONIC – NORTH CADILLAC, INC.
SONIC – NORTH CHARLESTON DODGE, INC.
SONIC – READING, L.P.
SONIC – RICHARDSON F, L.P.
SONIC – SANFORD CADILLAC, INC.
SONIC – STONE MOUNTAIN T, L.P.
SONIC – WEST RENO CHEVROLET, INC.
SONIC – WILLIAMS CADILLAC, INC.
SONIC AGENCY, INC.
SONIC AUTOMOTIVE – 1720 MASON AVE., DB, INC.
SONIC AUTOMOTIVE – 1720 MASON AVE., DB, LLC
SONIC AUTOMOTIVE – 3401 N. MAIN, TX, L.P.
SONIC AUTOMOTIVE – 4701 I-10 EAST, TX, L.P.
SONIC AUTOMOTIVE 2752 LAURENS RD., GREENVILLE, INC.
SONIC AUTOMOTIVE F&I, LLC
SONIC AUTOMOTIVE OF CHATTANOOGA, LLC
SONIC AUTOMOTIVE OF GEORGIA, INC.
SONIC AUTOMOTIVE OF NASHVILLE, LLC
SONIC AUTOMOTIVE OF NEVADA, INC.
SONIC AUTOMOTIVE OF TENNESSEE, INC.
SONIC AUTOMOTIVE OF TEXAS, L.P.
SONIC AUTOMOTIVE SERVICING COMPANY, LLC
SONIC AUTOMOTIVE SUPPORT, LLC
SONIC AUTOMOTIVE WEST, LLC
SONIC AUTOMOTIVE – 3700 WEST BROAD STREET, COLUMBUS, INC.
SONIC AUTOMOTIVE – 4000 WEST BROAD STREET, COLUMBUS, INC.
SONIC AUTOMOTIVE – CLEARWATER, INC.
SONIC CALABASAS M, INC.
SONIC DEVELOPMENT, LLC
SONIC DIVISIONAL OPERATIONS, LLC
SONIC FREMONT, INC.
SONIC HOUSTON JLR, LP
SONIC HOUSTON LR, L.P.
SONIC MOMENTUM B, L.P.
SONIC NASHVILLE M, LLC

By:	/s/ David P. Cosper
Name:	David P. Cosper
Title:	Vice Chairman, Chief Financial Officer and Principal Accounting Officer

AMENDMENT NO. 3 TO CREDIT AGREEMENT

Signature Page

SONIC OF TEXAS, INC.
SONIC PEACHTREE INDUSTRIAL BLVD., L.P.
SONIC RESOURCES, INC.
SONIC SANTA MONICA M, INC.
SONIC WALNUT CREEK M, INC.
SONIC WILSHIRE CADILLAC, INC.
SONIC – CAPITOL CADILLAC, INC.
SONIC – CARSON LM, INC.
SONIC – CREST CADILLAC, LLC
SONIC – PLYMOUTH CADILLAC, INC.
SONIC – RIVERSIDE, INC.
SONIC – SATURN OF SILICON VALLEY, INC.
SRE ALABAMA – 5, LLC
SRE CALIFORNIA – 2, LLC
SRE FLORIDA – 1, LLC
SRE FLORIDA – 2, LLC
SRE HOLDING, LLC
SRE NORTH CAROLINA – 2, LLC
SRE OKLAHOMA – 1, LLC
SRE OKLAHOMA – 2, LLC
SRE OKLAHOMA – 5, LLC
SRE SOUTH CAROLINA – 3, LLC
SRE TENNESSEE – 4, LLC
SRE TEXAS – 1, L.P.
SRE TEXAS – 2, L.P.
SRE TEXAS – 3, L.P.
SRE TEXAS – 4, L.P.
SRE TEXAS – 5, L.P.
SRE TEXAS – 6, L.P.
SRE TEXAS – 8, L.P.
SRE VIRGINIA – 1, LLC
SREALESTATE ARIZONA – 2, LLC
SREALESTATE ARIZONA – 3, LLC
STEVENS CREEK CADILLAC, INC.
TOWN AND COUNTRY FORD, INCORPORATED
Z MANAGEMENT, INC.

By:	/s/ David P. Cosper
Name:	David P. Cosper
Title:	Vice Chairman, Chief Financial Officer and Principal Accounting Officer

AMENDMENT NO. 3 TO CREDIT AGREEMENT

Signature Page

ADMINISTRATIVE AGENT:

BANK OF AMERICA, N.A., as Administrative Agent

By:	/s/ Anne M. Zeschke
Name:	Anne M. Zeschke
Title:	Assistant Vice President

AMENDMENT NO. 3 TO CREDIT AGREEMENT

Signature Page

LENDERS:

BANK OF AMERICA, N.A., as a Lender, Revolving Swing Line Lender, New Vehicle Swing Line Lender, Used Vehicle Swing Line Lender and L/C Issuer

By:	/s/ M. Patricia Kay
Name:	M. Patricia Kay
Title:	Senior Vice President

AMENDMENT NO. 3 TO CREDIT AGREEMENT

Signature Page

JPMORGAN CHASE BANK, N.A., as Syndication Agent and as a Lender

By:	/s/ Jeffrey G. Calder
Name:	Jeffrey G. Calder
Title:	Vice President

AMENDMENT NO. 3 TO CREDIT AGREEMENT

Signature Page

TOYOTA MOTOR CREDIT CORPORATION, as Documentation Agent and as a Lender

By:	/s/ Mark Doi
Name:	Mark Doi
Title:	National Dealer Credit Manager

AMENDMENT NO. 3 TO CREDIT AGREEMENT

Signature Page

BMW FINANCIAL SERVICES NA, LLC, as a Lender

By:	/s/ Scott Bargar
Name:	Scott Bargar
Title:	Retailer Finance Credit Manager, BMW FS

By:	/s/ Armando Macias
Name:	Armando Macias
Title:	Manager Retail Finance Accounting & Audit

AMENDMENT NO. 3 TO CREDIT AGREEMENT

Signature Page

CAROLINA FIRST BANK, as a Lender

By:	/s/ Charles D. Chamberlain
Name:	Charles D. Chamberlain
Title:	Executive Vice President

AMENDMENT NO. 3 TO CREDIT AGREEMENT

Signature Page

COMERICA BANK, as a Lender

By:	/s/ Joseph M. Davignon
Name:	Joseph M. Davignon
Title:	Senior Vice President

AMENDMENT NO. 3 TO CREDIT AGREEMENT

Signature Page

FIFTH THIRD BANK, as a Lender

By:	/s/ Mark Olson
Name:	Mark Olson
Title:	Vice President

AMENDMENT NO. 3 TO CREDIT AGREEMENT

Signature Page

GENERAL ELECTRIC CAPITAL CORPORATION, as a Lender

By:	/s/ Rebecca A. Ford
Name:	Rebecca A. Ford
Title:	Duly Authorized Signatory

AMENDMENT NO. 3 TO CREDIT AGREEMENT

Signature Page

KEYBANK NATIONAL ASSOCIATION, as a Lender

By:	/s/ Steve Hood
Name:	Steve Hood
Title:	Relationship Manager

AMENDMENT NO. 3 TO CREDIT AGREEMENT

Signature Page

NISSAN MOTOR ACCEPTANCE CORPORATION, as a Lender

By:
Name:
Title:

AMENDMENT NO. 3 TO CREDIT AGREEMENT

Signature Page

SOVEREIGN BANK, as a Lender

By:	/s/ Kyle S. Bourque
Name:	Kyle S. Bourque
Title:	Vice President

AMENDMENT NO. 3 TO CREDIT AGREEMENT

Signature Page

SUNTRUST BANK, as a Lender

By:	/s/ William C. Barr, III
Name:	William C. Barr, III
Title:	Managing Director

AMENDMENT NO. 3 TO CREDIT AGREEMENT

Signature Page

WACHOVIA BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Michael R. Burkitt
Name:	Michael R. Burkitt
Title:	Senior Vice President

AMENDMENT NO. 3 TO CREDIT AGREEMENT

Signature Page

WORLD OMNI FINANCIAL CORP., as a Lender

By:	/s/ Rebecca Hewitt
Name:	Rebecca Hewitt
Title:	AVP Comm Ops.

AMENDMENT NO. 3 TO CREDIT AGREEMENT

Signature Page

DCFS USA LLC, as a Lender

By:	/s/ Michele Nowak
Name:	Michele Nowak
Title:	Credit Director, National Accounts

AMENDMENT NO. 3 TO CREDIT AGREEMENT

Signature Page

VW Credit, Inc., as a Lender

By:	/s/ George R. Ostyn
Name:	George R. Ostyn
Title:	General Manager, Commercial Credit

AMENDMENT NO. 3 TO CREDIT AGREEMENT

Signature Page

Wells Fargo Bank, N.A., as a Lender

By:	/s/ Penelope Pilcher
Name:	Penelope Pilcher
Title:	Vice President

AMENDMENT NO. 3 TO CREDIT AGREEMENT

Signature Page